UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2009, CommScope, Inc. (“CommScope”) entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement’) with J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC on behalf of themselves and the other underwriters (the “Convertible Notes Underwriters”) relating to the issuance and sale in a public offering (the “Convertible Notes Offering”) of $250 million aggregate principal amount of its 3.25% Senior Subordinated Convertible Notes due 2015 (the “Convertible Notes”) and granted the Convertible Notes Underwriters an over-allotment option to acquire up to an additional $37.5 million aggregate principal amount of the Convertible Notes. On May 22, 2009, the Convertible Note Underwriters exercised this option in full. The Convertible Notes will mature on July 1, 2015, unless earlier repurchased or converted, and will be convertible at the holder’s option into shares of Common Stock (as defined below) at a conversion rate of 36.3636 shares of Common Stock per $1,000 principal amount of Convertible Notes, subject to adjustment in certain circumstances.

Also on May 21, 2009, CommScope entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC on behalf of themselves and the other underwriters (the “Stock Underwriters”) relating to the issuance and sale in a public offering (the “Common Stock Offering”) of 9.1 million shares of its common stock, par value $0.01 per share (“Common Stock”), and granted the Stock Underwriters an over-allotment option to acquire up to an additional 1.365 million shares of Common Stock at the same price. On May 22, 2009, the Stock Underwriters exercised this option in full.

The closing of the Convertible Notes Offering and the Common Stock Offering are each expected to occur on May 28, 2009.

The foregoing description of the Convertible Notes Underwriting Agreement and the Common Stock Underwriting Agreement is qualified in its entirety by reference to such documents, copies of which are attached as Exhibit 1.1 and Exhibit 1.2 hereto and are incorporated into this item 1.01 by reference.

Item 8.01 Other Events.

On May 21, 2009, CommScope issued a press release announcing the pricing of the Convertible Notes Offering and the Common Stock Offering. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated in this item 8.01 by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Convertible Notes Underwriting Agreement, dated May 21, 2009, between CommScope, Inc., and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

1.2	Common Stock Underwriting Agreement, dated May 21, 2009, between CommScope, Inc. and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters.

99.1	CommScope, Inc. Press Release dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: May 22, 2009

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Name:	Jearld L. Leonhardt
Title:	Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
1.1	Convertible Notes Underwriting Agreement, dated as of May 21, 2009, between CommScope, Inc., and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

1.2	Common Stock Underwriting Agreement, dated as of May 21, 2009, between CommScope, Inc. and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters.

99.1	CommScope, Inc. Press Release dated May 21, 2009.